UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

RS LEGACY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on February 5, 2015, RS Legacy Corporation (the “Company”) and its direct and indirect domestic subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors are continuing in possession of their properties and are managing their businesses, as debtors in possession, in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Chapter 11 Cases are being jointly administered by the Bankruptcy Court under In re RS LEGACY CORPORATION, et al. (Case No. 15-10197).

On October 2, 2015, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ First Amended Joint Plan of Liquidation, as originally filed with the Bankruptcy Court on August 10, 2015 and as thereafter modified (the “Plan”). The effective date of the Plan (the “Effective Date”) has yet to be determined. A copy of the Plan, as confirmed by the Bankruptcy Court, a Disclosure Statement describing the Plan and the Confirmation Order are attached hereto as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

PURSUANT TO THE TERMS OF THE PLAN, ALL OF THE COMPANY’S EXISTING EQUITY INTERESTS, CONSISTING OF AUTHORIZED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY, WILL BE DEEMED CANCELLED UPON THE EFFECTIVE DATE, AND THE COMPANY’S SHAREHOLDERS WILL NOT RECEIVE OR RETAIN ANY DISTRIBUTION OR OTHER PROPERTY ON ACCOUNT OF THEIR SHARES. AS OF THE DATE OF THE CONFIRMATION ORDER, THERE WERE 100,705,069 SHARES OF THE COMPANY’S COMMON STOCK OUTSTANDING.

Summary of the Plan

The following is a summary of the material terms of the Plan, as confirmed by the Bankruptcy Court. This summary is qualified in its entirety by reference to the Plan.

The Plan provides for the appointment of a liquidating trustee (the “Liquidating Trustee”) and for the transfer of substantially all of the Debtors’ remaining assets to a liquidating trust (the “Liquidating Trust”). The Liquidating Trustee will administer the Plan and the Liquidating Trust. The Liquidating Trustee will also serve as a representative of the Debtors’ estates (the “Estates”) for the purpose of liquidating causes of action belonging to the Estates. Among other things, the Liquidating Trustee will (i) liquidate and dissolve the Debtors that remain in existence on and after the Effective Date, (ii) resolve all disputed claims, (iii) make distributions to holders of allowed claims in accordance with the terms of the Plan and (iv) otherwise implement the Plan.

The classes and types of claims and interests in the Debtors are described in the Plan, and terms used herein refer to the terms set forth in the Plan. Other than Administrative Claims, DIP Facility Claims and Priority Tax Claims, the claims and interests in the Debtors are divided into ten classes. The Plan generally provides for payment in full, in cash, to holders of Allowed Class 1 Priority Claims and Allowed Class 2 Secured Claims. Holders of Allowed Class 3 SCP Secured Claims are generally entitled to receive, as soon as practicable after the date of a final order entered by the Bankruptcy Court determining, or an agreement among specified parties resolving, a dispute regarding whether or not the Debtors may distribute cash to Salus Capital Partners, LLC, as agent, and other lenders on account of the Company’s 2013 credit agreement, such cash in full satisfaction of such claims. The holder of Allowed Class 4 IRS Claims is generally entitled to receive treatment of such claims pursuant to terms and conditions as (i) may be agreed by the holder of such claims or (ii) ordered by the Bankruptcy Court. Holders of Allowed Class 5 Dark Store Claims will generally receive cash equal to 75% of the amount of such claims. Holders of Allowed Class 6 General Unsecured Claims are generally entitled to distributions of their pro rata share, with Allowed Class 7 2019 Note Claims, of the net distributable assets, as described in the Plan. The Plan generally provides that holders of Allowed Class 7 2019 Note Claims are entitled to receive distributions of their pro rata share, with Allowed Class 6 General Unsecured Claims, of the net distributable assets, as described in the Plan, plus the potential for additional distributions. Holders of Class 8 Intercompany Claims and Class 9 Stock Interests (consisting of holders of the Company’s common stock) will not receive or retain any property under the Plan on account of such claims or interests. The outstanding equity interests of each Debtor other than the Company will remain outstanding and will be cancelled when the existence of such Debtor is terminated in accordance with the Plan. Upon such cancellation, holders of Class 10 Stock Interests in other Debtors will not receive or retain any property under the Plan on account of such interests.

Item 3.03.	Material Modification of Rights of Security Holders.

Pursuant to the Plan, all equity interests in the Company (including outstanding shares of common stock, options, warrants or contractual or other rights to acquire any equity interests of the Company) will be deemed cancelled on the Effective Date.

Following the Effective Date, the Company intends to file a Form 15 with the Securities and Exchange Commission to terminate and suspend the reporting requirements related to its common stock under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	First Amended Joint Plan of Liquidation of RS Legacy Corporation and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code

2.2	Disclosure Statement Relating to First Amended Joint Plan of Liquidation of RS Legacy Corporation and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code

2.3	Order Confirming First Amended Joint Plan of Liquidation of RS Legacy Corporation and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RS Legacy Corporation
(Registrant)

Date: October 6, 2015	/s/ William R. Russum
William R. Russum
Vice President and Controller

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	First Amended Joint Plan of Liquidation of RS Legacy Corporation and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code

2.2	Disclosure Statement Relating to First Amended Joint Plan of Liquidation of RS Legacy Corporation and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code

2.3	Order Confirming First Amended Joint Plan of Liquidation of RS Legacy Corporation and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code